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                                                                  Exhibit 10.12


                         KELLY-LEVEY & ASSOCIATES, INC.
                         RETENTION INCENTIVE BONUS PLAN


                                    PREAMBLE

         WHEREAS, Kelly-Levey & Associates, Inc. (the "Company") is negotiating and finalizing a Stock Purchase Agreement (the "Purchase Agreement") with Conley, Canitano & Assoc., Inc. ("CCAi") pursuant to which CCAi would purchase all of the capital stock of the Company; and

         WHEREAS, in order to consummate the transactions contemplated by the Purchase Agreement, it is necessary and in the best interests of the Company, its shareholders and employees that the Company adopt this Plan in order to provide incentives to certain of the current employees of the Company to continue to perform their duties and remain employees of the Company after the closing of the transactions contemplated by the Purchase Agreement.


         NOW, THEREFORE, the Company hereby establishes the Kelly-Levey & Associates, Inc. Retention Incentive Bonus Plan as hereinafter provided.


                                   ARTICLE 1
                                    GENERAL

         1.1 EFFECTIVE DATE. The provisions of the Plan shall be effective as of April 3, 1998 (the "Effective Date").

         1.2 PURPOSE. The Plan is intended to be an unfunded plan solely for the purpose of providing bonus payments to current Company employees based on such employees continuing their employment with the Company during the Post Closing Transaction Period.


                                   ARTICLE 2
                             DEFINITIONS AND USAGE

         2.1 DEFINITIONS. Wherever used in the Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:

         (a) "AGREEMENT" means the executed Retention Incentive Bonus Plan Agreement between the Company and an Eligible Employee substantially in the form of the attached EXHIBIT A.

         (b) "BOARD" means the members of the Board of Directors of the Company.

         (c) "BONUS PAYMENT" means the payments made to each Eligible Employee under this Plan and the Agreement.


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         (d)      "CAUSE" shall have the meaning ascribed to it in each
                  individual Participant's employment agreement with CCAi; PROVIDED, HOWEVER, if such Participant's employment agreement with CCAi does not define "cause", then "Cause" shall mean:

                           (i) misappropriating any fluids or property of CCAi, committing fraud or embezzlement or engaging in any criminal or illegal activity having a material adverse effect on CCAi; (ii) except for providing services to CCAi in exchange for compensation in accordance with the terms of the Participant's employment agreement, attempting to obtain material personal gain, profit or enrichment at the expense of CCAi or from any transaction in which the Participant has an interest which is known by the Participant to be adverse to the interest of CCAi; (iii) being convicted of a felony; (iv) committing any material breach of the Participant's employment agreement with CCAi; provided such breach continues for a period of 30 days after CCAi shall have notified the Participant in writing of such breach; or (v) performing or committing any act intended by the Participant to cause a material adverse effect on CCAi, including, without limitation, acts of sexual harassment, provided such act continues unremedied for a period of 30 days after CCAi shall have notified the Participant in writing of such act.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         (f) "COMPANY" means Kelly-Levey & Associates, Inc., or any successor thereto, including CCAi.

         (g)      "EFFECTIVE DATE" means April 3, 1998.

         (h)      "ELIGIBLE EMPLOYEE" shall have the meaning ascribed to it in
                  Article 3.

         (i) "ESCROW AGENT" means Burke & Company, P.L.L., as determined by the Board.

         (j) "PARTICIPANT" means an Eligible Employee of the Company who is participating in the Plan.

         (k) "PAYMENT DATE" means the date that the Company determines a Participant's right to receive a Bonus Payment as more particularly described in Section 6.3.


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         (1)      "PLAN" means this Kelly-Levey & Associates, Inc. Retention
                  Incentive Bonus Plan.

         (m) "POST CLOSING TRANSACTION PERIOD" means the period commencing after the closing of the transactions contemplated by the Purchase Agreement (the "Closing") and ending on the thirty (30) month anniversary of the Closing.

         (m)      "TERMINATION EVENT" shall have the meaning ascribed to it in
                  Section 8.1.

         2.2 USAGE. Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

                                   ARTICLE 3
                                  ELIGIBILITY

         Employees of the Company who are employees of the Company as of the close of business on April 3, 1998 ("Eligible Employee") will be eligible to receive Bonus Payments under the Plan upon designation by the Board as evidenced by an Agreement between such employee and the Company.

                                   ARTICLE 4
                                 ADMINISTRATION

         4.1 The Plan shall be administered by the Escrow Agent. With respect to each Bonus Payment, the Escrow Agent, in its sole discretion, shall determine whether a Participant is entitled to receive each Bonus Payment hereunder.

         4.2 Except as specifically limited by the provisions of the Plan, the Escrow Agent. in its sole discretion, shall have the authority to:

         (a) Distribute the Bonus Payments on such terms and conditions consistent with this Plan and the Agreements;

         (b) Interpret the provisions of the Plan and decide all questions of fact arising in its application, including, without limitation, determination of eligibility, Termination Events and the right to receive Bonus Payment(s); and

         (c) Prescribe such rules and procedures for plan administration as, from time to time, it may deem advisable.

         4.3 From time to time, and upon reasonable request by the Escrow Agent, the Company shall provide the Escrow Agent with information regarding each Participant, including, without limitation, such Participant's current address and employment status (i.e. voluntarily terminated, terminated with Cause, deceased, etc.).


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         4.4 Any action, decision, interpretation or determination by the Escrow
Agent with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Bonus Payments.

         4.5 The Escrow Agent shall not be liable for any action or determination taken or made in good faith with respect to the Plan or any Bonus Payment granted hereunder, and to the extent permitted by law, the Escrow Agent shall be indemnified by the Company for any liability and expense which may occur from any claim or cause of action pursuant to the provisions of Article 12.


                                   ARTICLE 5
                             PARTICIPATION IN PLAN

         5.1 PARTICIPATION. Each Eligible Employee may become a Participant by entering into an Agreement in the manner provided in Section 5.2. Each Participant shall continue as a Participant of the Plan until such Participant's right to receive Bonus Payments under the Plan is terminated as set forth in
Article 8.

         5.2 AGREEMENT. All Bonus Payments due hereunder shall be evidenced by a written agreement executed between the Company and the Participant in such form or forms as the Board deems appropriate. An Eligible Employee shall execute and deliver the Agreement to the Company or the Escrow Agent on or before the Effective Date which Agreement shall be effective as of the Effective Date. The Agreement shall set forth each of the Bonus Payments the Participant is eligible to receive pursuant to this Plan and any additional restrictions on such Bonus Payments as the Board deems appropriate, including, without limitation, the Termination Events set forth in Section 8.1.


                                   ARTICLE 6
                            PAYMENT OF BONUS PAYMENT

         6.1 ELIGIBILITY FOR PAYMENT. A Participant's eligibility to receive a Bonus Payment is subject to the termination provisions of Article 8.
Eligibility shall be determined as of the Payment Dates set forth in Section
6.3. Subject to the termination provisions of Article 8, payment of an eligible Participant's Bonus Payment shall be made within 30 days after the Payment Date. Notwithstanding the foregoing, the liability of the Company to make the Bonus Payments will accrue on the books of the Company as an obligation to the Participant, but the Company is not required to set aside or designate any particular assets for this purpose prior to the distribution of the Bonus Payments.

         6.2 AMOUNT OF BONUS PAYMENT. Each Participant's Bonus Payment(s) shall be determined by the Board in its sole discretion as evidenced in writing in the Agreement.

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         6.3 PAYMENT DATES. Eligibility of a Participant and the right to receive each of the Bonus Payments will be determined as of the close of business on the following dates (the "Payment Dates"): (a) October 3, 1998; (b) April 3, 1999; (c) April 3, 2000; and (d) October 3, 2000.

         6.4 FORM OF BONUS PAYMENTS. Each Bonus Payment shall be paid in cash in a single lump sum payment.


                                   ARTICLE 7
                              DEATH OF PARTICIPANT

         7.1 COMMENCEMENT OF BONUS PAYMENTS. Subject to the Termination Events set forth in Section 8.1, if a Participant dies during the term of his Agreement, then the Bonus Payment(s) otherwise payable with respect to the Participant shall be paid to the Participant's beneficiary or beneficiaries upon written notification to Escrow Agent of the Participant's death, all in accordance with the terms of this Plan and the Agreement.

         7.2 DESIGNATION OF BENEFICIARY. A Participant may designate, on a form provided by the Board one or more primary and contingent beneficiaries to receive all of the Bonus Payments which may be payable hereunder following the Participant's death, and may designate the proportions in which such beneficiaries are to receive such payments. A Participant may change such designations from time to time by filing a new form, and the last written designation filed with the Board and the Escrow Agent prior to the Participant's death shall control. If a Participant falls to specifically designate a beneficiary, or if no designated beneficiary survives the Participant, payment shall be made by the Escrow Agent in the following order of priority:

         (a)      to the Participant's surviving spouse, or if none,

         (b)      to the Participant's estate.


                                   ARTICLE 8
                         TERMINATION OF BONUS PAYMENTS

         8.1 TERMINATION EVENTS. Notwithstanding anything to the contrary in this Plan, a Participant's right to receive Bonus Payments under this Plan as evidenced by his Agreement shall terminate immediately without further action by the Company upon the happening of one of the following events (the "Termination Events"):

         (a) The Participant is terminated by the Company with Cause; or

         (b) The Participant voluntarily terminates his employment with the Company.


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         8.2 DETERMINATION OF TERMINATION EVENT. The determination of whether a
Termination Event has occurred shall be made by the Escrow Agent, in its sole discretion, as of the Payment Dates set forth in Section 6.3.


                                   ARTICLE 9
                       TRANSFERABILITY OF BONUS PAYMENTS

         The Participant shall not have the power to pledge, transfer, assign, mortgage or otherwise encumber or dispose of in advance any interest in amounts payable hereunder or any of the payments provided for herein, nor shall any interest in amounts payable hereunder or in any payments be subject to seizure for payments of any debts, judgments, alimony or separate maintenance, or be reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise.


                                   ARTICLE 10
                                 EFFECTIVE DATE

         This Plan shall become effective as of the Effective Date, having been adopted by the Board on March 25, 1998.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

         11.1 EFFECTIVENESS. This Plan shall be effective and binding upon the Company only upon the closing of the transactions contemplated by the Purchase Agreement. If a closing of the transactions contemplated under the Purchase Agreement does not occur, this Plan shall be null and void and of no force or effect.

         11.2 AMENDMENT AND TERMINATION. This Plan may not be amended or terminated in any way that will reduce or adversely affect the Bonus Payment of any Participant hereunder entitled to receive a Bonus Payment.

         11.3 SUCCESSORS AND ASSIGNS. The provisions of the Plan are binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his beneficiaries, heirs, legal representatives and assigns.

         11.4 GOVERNING LAW. The Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

         11.5 NO GUARANTEE OF EMPLOYMENT. Nothing contained in the Plan shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company or any equity or other interest in the assets, business or affairs of the Company. No


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Participant hereunder shall have a security interest in assets of the Company used to make Bonus Payments.

         11.6 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

         11.7 NOTIFICATION OF ADDRESSES. Each Participant shall file with the Escrow Agent, from time to time, in writing, the post office address of the Participant and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Escrow Agent (or if no such address was filed with the Escrow Agent, then to the last post office address of the Participant or beneficiary as shown on the Company's records) shall be binding on the Participant for all purposes of the Plan and neither the Escrow Agent nor the Company shall be obligated or required to search for or ascertain the whereabouts of any Participant.

         11.8 TAX WITHHOLDING/PAYMENT. No later than the date as of which an amount received pursuant to this Plan first becomes includable in the gross income of an individual for federal, state and local tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, in its sole discretion and to the extent permitted by law, have the right to deduct any such taxes from the Bonus Payment otherwise due to the Participant.

         11.9 NO GRANT OF BONUS PAYMENT. Nothing contained in this Plan or in any action taken by the Board shall constitute the granting of Bonus Payments. An Eligible Employee shall be entitled to receive a Bonus Payment only at such time as a written Agreement shall have been executed and delivered to the Company and such Participant's right to receive the Bonus Payments has not been terminated in accordance with Article 8.



                                   ARTICLE 12
                                INDEMNIFICATION

         The Company shall indemnify and hold harmless the Escrow Agent from and against any and all liabilities, costs, and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance its duties, responsibilities and obligations under this Plan and any Agreement, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of the Escrow Agent.

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         The undersigned, pursuant to the approval of the Board on March 25,
1998, does herewith execute on behalf of the Company this Kelly-Levey & Associates, Inc. Retention Incentive Bonus Plan.




                                        KELLY-LEVEY AND ASSOCIATES, INC.



                                        BY: /s/ Anthony F. Kelly
                                           ------------------------------------
                                           Anthony F. Kelly, President